UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 7, 2007
Medicis Pharmaceutical Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-18443	52-1574808

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
8125 North Hayden Road
Scottsdale, Arizona 85258-2463
(Address of principal executive offices) (Zip Code)
(602) 808-8800
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURE

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers.
     On March 7, 2007, the Stock Option and Compensation Committee of the Board of Directors (the “Committee”) of Medicis Pharmaceutical Corporation (the “Company”) approved the following compensation arrangements for its executive officers.
     Performance-Based Bonuses. The Committee approved payment of the following performance-based cash bonuses to certain of its executive officers. The cash bonus amounts approved were based upon the Company’s achievement of certain pre-established performance objectives related to the Company’s net revenues and earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the fiscal year ended December 31, 2006, as adjusted to eliminate: (i) the impact of Financial Accounting Standard 123(R); (ii) the impact of non-budgeted expenses associated with business development transactions and the impact of related ongoing expenses on EBITDA; (iii) the impact of accounting changes required by generally accepted accounting principles in the United States (as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied) (“GAAP”) after the performance objectives were established; (iv) the impact of any litigation or regulatory settlements; and (v) the impact of all other charges for restructuring, extraordinary items, discontinued operations, non-recurring items and the cumulative affect of accounting changes required by GAAP after the performance objectives were established, each as defined in GAAP.

Executive Name	Title	2006 Bonus
Jonah Shacknai	Chairman and Chief Executive Officer	$895,050
Joseph P. Cooper	Executive Vice President, Corporate and Product Development	$310,781
Richard J. Havens	Executive Vice President, Sales and Marketing	$327,600
Mark A. Prygocki	Executive Vice President, Chief Financial Officer and Treasurer	$362,700
Mitchell S. Wortzman, Ph.D.	Executive Vice President and Chief Scientific Officer	$278,460
     Discretionary Bonus. The Committee approved the payment of a discretionary bonus to Jason D. Hanson, Executive Vice President, General Counsel and Corporate Secretary, in the amount of $209,625.
     Restricted Stock. The Compensation Committee believes it is essential to provide equity compensation to our executive officers in order to link the interests and risks of our executive officers with those of our stockholders. Additionally, the Company does not offer our executives other long-term deferred compensation or pension benefits, and the absence of such typical retirement benefits is factored into our decisions regarding equity awards given to our executives.
     At the commencement of each year, after reviewing the proposals provided by our chief executive officer, considering executive performance and tenure with the Company, and reviewing the one year and three year average grant practices of peer group companies, the Compensation Committee determines the long-term incentive equity awards for our executive officers and employees, other than our chief executive officer, whose grant amount is fixed by his employment agreement. Our chief executive officer has voluntarily lowered his grant, as compared to his contracted amount, in order to supplement the number of shares available to grant to a broader group of high-performing senior management, professional and sales employees.
     The Committee approved the grant and issuance of the following restricted stock awards to the Company’s executive officers pursuant to the terms and conditions of the Company’s 2006 Incentive Award Plan, as amended (the “Plan”), and the related restricted stock agreements. The restricted stock issued to Mr. Shacknai will vest in a series of equal annual installments over the three-year period beginning on the date of grant, subject to his continuous employ or service with the Company or any subsidiary of the Company. The restricted stock granted to Messrs. Cooper, Havens, Hanson and Prygocki and Dr. Wortzman will vest in a series of annual installments over the five year period beginning on the date of grant, subject to the recipient’s continuous employ or service with the Company or any subsidiary of the Company. The incremental annual vesting installments for the restricted stock awards granted to Messrs. Cooper, Havens, Hanson and Prygocki and Dr. Wortzman are as follows: Year 1 — 10%; Year 2 — 10%; Year 3 — 20%; Year 4 — 30%; and Year 5 — 30%. Notwithstanding the vesting schedules described above, the restricted stock issued to the executive officers will accelerate and immediately become vested in full in the event of a Change in Control (as defined in the Plan). Restricted stock is subject to forfeiture upon termination of employment or service and may not be transferred until vested. Holders of restricted stock have full voting and dividend rights with respect to the shares. No payment is made by the holder for the restricted stock. The Committee has the discretion to determine the identity of grantees, number of shares, and vesting schedule of any future restricted stock awards.

Executive Name	Restricted Stock
Jonah Shacknai	67,466 shares
Joseph P. Cooper	19,490 shares
Richard J. Havens	14,992 shares
Jason D. Hanson	24,287 shares
Mark A. Prygocki	25,487 shares
Mitchell S. Wortzman, Ph.D.	14,992 shares
     2007 Cash Bonus Performance Program. The Committee approved a cash bonus performance award program under the Plan for the Company’s executive officers. The payment of cash bonus awards is contingent upon (i) the Company achieving specified performance objectives pre-established by the Committee and (ii) the individual achieving pre-established individual performance objectives, each for the performance period beginning January 1, 2007 and ending December 31, 2007. The Committee approved a target bonus award for the Company’s chief executive officer equal to 90% of his annualized rate of salary as of the last business day of the performance period and a target bonus award for each of the Company’s executive vice presidents equal to 75% of his annualized rate of salary as of the last business day of the performance period. Bonus payments may range from 0% to 200% of the target bonus amounts. Thus, the maximum bonus award for the chief executive officer is 180% of his annualized rate of salary as of the last business day of the performance period and the maximum bonus award for each executive vice president is 150% of his annualized rate of salary as of the last business day of the performance period; provided, however, that in no event will any executive receive a bonus in excess of $2,000,000.
Actual bonus opportunities will be based upon the level of attainment of two performance objectives. Performance against each performance objective will account for 50% of the executive’s maximum bonus opportunity. The performance objectives are based on achieving specified levels of net revenue and EBITDA. For purposes of determining whether the performance objectives have been achieved, the Company’s performance will be adjusted to eliminate the following: (i) the impact of Financial Accounting Standard 123(R); (ii) the impact of non-budgeted expenses associated with business development transactions and the impact of related ongoing expenses on EBITDA; (iii) the impact of subsequent accounting changes required by GAAP; (iv) the impact of any litigation or regulatory settlements; and (v) the impact of all subsequent other charges for restructuring, extraordinary items, discontinued operations, non-recurring items (including charges for restructuring, extraordinary items, discontinued operations and non-recurring items related to midyear strategic decisions intended to enhance future performance and long-term shareholder value) and the cumulative effect of accounting changes required by GAAP, each as defined in GAAP.
Payout Scale/Threshold

% of Target Achieved	% of Target Bonus Amount
<70%	0%
70%	50%
75%	75%
80%	80%
85%	90%
90%	95%
100%	100%
105%	110%
110%	115%
115%	120%
120%	125%
125%	130%
>130%	200%
     No bonus will be payable if the Company’s actual performance is less than 70% of the net revenue target, and less than 70% of the EBIDTA target. At 100% of target performance for each target, 100% of target bonus will be payable, presuming the individual performance objectives have been met. The actual cash bonus payable based upon the Company achieving the specified performance objectives will be adjusted downward if the pre-established individual performance objectives are not met. No amounts are payable until the Committee certifies the actual level of achievement of the performance objectives for 2007. In addition the Committee may, in its discretion, reduce or eliminate the amount otherwise payable pursuant to an executive’s performance award. These awards are intended to be “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986.
     Base Salaries. The Committee approved the following annual salaries of the Company’s chief executive officer and executive vice presidents, with retroactive effect to January 1, 2007.

Executive Name	2007 Salary
Jonah Shacknai	$1,060,000
Joseph P. Cooper	$440,000
Richard J. Havens	$465,000
Jason D. Hanson	$450,000
Mark A. Prygocki	$515,000
Mitchell S. Wortzman, Ph.D.	$400,000

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2007	Medicis Pharmaceutical Corporation
	By:	/s/ Mark A. Prygocki, Sr.
Mark A. Prygocki, Sr.
Executive Vice President, Chief Financial Officer and Treasurer